Axos Announces the Election of Stefani Carter as an Independent Member of the Board of Directors

SAN DIEGO, CA – (BUSINESSWIRE) – September 1, 2021 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the “Company”), parent of Axos Bank (the “Bank”), announced the election of Stefani Carter as an independent director of the Board of Directors of the Company and the Bank, effective August 31, 2021. Ms. Carter has extensive legal, corporate governance, commercial real estate, and public board experience.

“Stefani is a welcomed addition to our Board,” said Paul Grinberg, Chairman of the Board of Directors. “As the Company continues to grow and expand into new businesses, we will benefit from Stefani’s insights and experience serving on other public company boards.”

“I am delighted to join the Axos Board,” stated Stefani Carter. “The Company has evolved from a consumer online bank to a diversified financial services company. I look forward to sharing my expertise to help shepherd Axos in its next growth evolution.”

Ms. Carter has been a practicing attorney since 2005, specializing in civil litigation and legal compliance, including as a commercial litigation and regulatory shareholder at Ferguson Braswell Fraser Kubasta PC (“FBFK”) since 2020. Prior to FBFK, she held a diverse range of legal and professional positions, including working for a large firm, Vinson & Elkins, litigation boutiques, and her own firm, Stefani Carter & Associates, LLC. She also served as an assistant district attorney and as a two-term member of the Texas House of Representatives. Ms. Carter is a graduate of Harvard Law School and the John F. Kennedy School of Government at Harvard University.

Ms. Carter currently serves as the Chairman of the Board of Directors, as a Member of the Nominating and Corporate Governance (“NCG”) Committee, and as a Member of the Executive Committee of Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR), a retail real estate investment trust (“REIT”). She also serves as the Lead Director of the Board of Directors, as Chairperson of the NCG Committee, and as a Member of the Related Party Transactions Committee of Braemar Hotels & Resorts, Inc. (NYSE: BHR), a luxury lodging REIT.

About Axos Financial, Inc. and Subsidiaries
Axos Financial, Inc. is the holding company for Axos Bank, Axos Clearing LLC and Axos Invest, Inc. Axos Bank is a nationwide bank, with approximately $14.3 billion in assets, that provides consumer and business banking products through its low-cost distribution channels and affinity partners. Axos Clearing LLC, with approximately $41 billion of assets under custody and/or administration, and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the KBW Nasdaq Financial Technology Index, and the S&P SmallCap 600® Index. For more information on Axos Financial, Inc., please visit axosfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Greg Frost,
SVP, Corporate Communications
Axos Bank
Phone: 1-858-649-2218
Email: gfrost@axosbank.com
Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com